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                                                                    EXHIBIT 23.2


KPMG

The Board of Directors
Trimeris, Inc.

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

As discussed in Note 1 to the financial statements, the Company has restated its 1998 statements of operations, stockholders' equity, and cash flows, and its 1999 financial statements.


/s/ KPMG LLP

Raleigh, North Carolina

July 17, 2001